Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-262676) of Tritium DCFC Limited of our report dated September 23, 2022 relating to the financial statements which appears in this Form 20-F.

PricewaterhouseCoopers

Brisbane, Australia

September 23, 2022